					EXHIBIT 12.7
					Page 1
PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$50,910	$20,237	$36,030	$27,553	$84,182
Interest and other charges, before reduction for amounts capitalized	42,373	37,660	40,022	39,900	45,278
Provision for income taxes	34,248	24,836	30,001	16,613	56,539
Interest element of rentals charged to income (a)	1,849	3,076	3,016	3,225	3,247

Earnings as defined	$129,380	$85,809	$109,069	$87,291	$189,246

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$31,758	$29,565	$30,029	$29,540	$27,942
Other interest expense	3,061	4,318	9,993	10,360	17,336
Subsidiary's preferred stock dividend requirements	7,554	3,777	-	-	-
Interest element of rentals charged to income (a)	1,849	3,076	3,016	3,225	3,247

Fixed charges as defined	$44,222	$40,736	$43,038	$43,125	$48,525

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.93	2.11	2.53	2.02	3.90

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.7

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$50,910	$20,237	$36,030	$27,553	$84,182
Interest and other charges, before reduction for amounts capitalized	42,373	37,660	40,022	39,900	45,278
Provision for income taxes	34,248	24,836	30,001	16,613	56,539
Interest element of rentals charged to income (a)	1,849	3,076	3,016	3,225	3,247

Earnings as defined	$129,380	$85,809	$109,069	$87,291	$189,246

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest on long-term debt	$31,758	$29,565	$30,029	$29,540	$27,942
Other interest expense	3,061	4,318	9,993	10,360	17,336
Preferred stock dividend requirements	7,554	3,777	-	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	-	-	-	-	-
Interest element of rentals charged to income (a)	1,849	3,076	3,016	3,225	3,247

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$44,222	$40,736	$43,038	$43,125	$48,525

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	2.93	2.11	2.53	2.02	3.90

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.